                                                                  Exhibit(h)(11)

                         BARCLAYS GLOBAL INVESTORS FUNDS
                   MASTER ADMINISTRATION FEE WAIVER AGREEMENT

                                   SCHEDULE A
                                  List of Funds

   (all percentages are expressed as a percentage of average daily net assets)

                                               Contractual      Administration   Net Administration
              Fund                 Class   Administration Fee     Fee Waiver      Fee After Waiver
-------------------------------   ------   ------------------   --------------   ------------------
Institutional Money Market Fund   Select          0.15%              0.02%              0.13%
Prime Money Market Fund           Select          0.15%              0.02%              0.13%
Government Money Market Fund      Select          0.15%              0.02%              0.13%
Treasury Money Market Fund        Select          0.15%              0.02%              0.13%

                                    BARCLAYS GLOBAL INVESTORS
                                    FUNDS on behalf of each FUND


                                    By: /s/ H. Michael Williams
                                        ----------------------------------------
                                        H. Michael Williams
                                    Title: President and Chief Executive Officer


                                    BARCLAYS GLOBAL INVESTORS, N.A.


                                    By: /s/ Lee T. Kranefuss
                                        ----------------------------------------
                                        Lee T. Kranefuss
                                    Title: Managing Director


                                    By: /s/ H. Michael Williams
                                        ----------------------------------------
                                        H. Michael Williams
                                    Title: President and Chief Executive Officer

Amended and approved by the Board of Trustees of Barclays Global Investors Funds on March 25-26, 2008.

Schedule A to Barclays Global Investors Funds Administration Fee Waiver
Agreement